UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2021

BJ’S WHOLESALE CLUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive
Westborough, Massachusetts	01581
(Address of principal executive offices)	(Zip Code)

(774) 512-7400
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 10, 2021, BJ’s Wholesale Club, Inc. (“BJ’s Wholesale”) entered into employment agreements with each of Robert W. Eddy, Laura Felice and William Werner (collectively, the “Employment Agreements”).  A summary description of each employment agreement is set forth below.

Robert W. Eddy

BJ’s Wholesale entered into an employment agreement with Mr. Eddy (the “Eddy Employment Agreement”) in connection with his previously announced promotion to the office of President and Chief Executive Officer of BJ’s Wholesale Club Holdings, Inc. (the “Company” and together with its subsidiaries, including BJ’s Wholesale, “we” or “us”) and of BJ’s Wholesale, effective as of April 19, 2021.

The Eddy Employment Agreement supersedes the previous employment agreement between Mr. Eddy and BJ’s Wholesale. Mr. Eddy’s annual base salary will be $1,200,000, effective as of April 19, 2021.

Pursuant to the terms of the Eddy Employment Agreement, if Mr. Eddy’s employment is terminated by us without “cause” (as defined in the Eddy Employment Agreement), subject to Mr. Eddy entering into a binding irrevocable release of claims, he is entitled to receive:  (i) an amount equal to the sum of (x) his base salary for a period of 12 months after termination and (y) his target annual cash bonus, payable in substantially equal installments in such manner and at such times as Mr. Eddy’s base salary was being paid immediately prior to such termination (or if such termination occurs upon or following a change of control, such amount will be paid in a single lump sum); (ii) health plan benefit continuation payments for up to 12 months, subject to earlier termination in specified instances; and (iii) if such termination occurs on or after July 1 of a fiscal year, a prorated portion of the annual cash bonus to which Mr. Eddy would have been entitled had he remained employed by us until the end of such fiscal year.  If Mr. Eddy resigns for “good reason” (as defined in the Eddy Employment Agreement), subject to Mr. Eddy entering into a binding irrevocable release of claims, he is entitled to receive, in addition to items (i), (ii) and (iii) above, immediate vesting of Company stock awards and stock options.

The Eddy Employment Agreement also provides for certain payments and benefits if Mr. Eddy’s employment is terminated due to death or disability.

The Eddy Employment Agreement contains non-competition provisions which restrict Mr. Eddy from competing with us for a period of 24 months following the termination of his employment.  Mr. Eddy has also agreed to employee non-solicitation provisions.

CEO Promotion Award

In connection with Mr. Eddy’s promotion, the Executive Compensation Committee of the Company’s Board of Directors approved an award of performance-based restricted stock units to Mr. Eddy (the “Promotion Award”) pursuant to the Company’s 2018 Incentive Award Plan (the “Plan”).  The Promotion Award will be subject to certain performance-based vesting hurdles based on the aggregate earnings per share of the Company, adjusted, during the fiscal years ending in 2022, 2023, and 2024 and will also be subject to vesting based on continued employment, with one-third of the number of restricted stock units earned based on the achievement of the performance-based vesting hurdles vesting at the end of the fiscal years ending in 2024, 2025 and 2026, subject to continued employment through such dates.  The Promotion Award will be for a number of restricted stock units, at target, equal to $5,000,000 divided by the fair market value of the Company’s common stock on the grant date, with the number of restricted stock units that may be earned pursuant to the Promotion Award ranging from 50% - 200% of the target amount.  None of the restricted stock units will be earned if the minimum performance-based vesting hurdle is not achieved.  The Promotion Award was granted April 20, 2021.

Laura Felice

BJ’s Wholesale entered into an employment agreement with Ms. Felice (the “Felice Employment Agreement”) in connection with her previously announced promotion to the office of Executive Vice President and Chief Financial Officer of the Company and of BJ’s Wholesale, effective as of April 19, 2021.

Ms. Felice’s annual base salary is $600,000, effective as of April 19, 2021.  Pursuant to the terms of the Felice Employment Agreement, if Ms. Felice’s employment is terminated by us without “cause” (as defined in the Felice Employment Agreement), subject to Ms. Felice entering into a binding irrevocable release of claims, she is entitled to receive:  (i) continuation of her base salary for a period of 24 months, payable in such manner and at such times as her base salary was being paid immediately prior to such termination; (ii) health plan benefit continuation payments for up to 24 months, subject to earlier termination in specified instances; and (iii) any amounts she would have been entitled to receive under the Company’s annual incentive compensation plan had she remained employed by the Company until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year).

The Felice Employment Agreement also provides for certain payments and benefits if Ms. Felice’s employment is terminated due to death or disability.

The Felice Employment Agreement contains non-competition provisions which restrict Ms. Felice from competing with us for a period of 12 months following the termination of her employment.  Ms. Felice has also agreed to employee non-solicitation provisions.

William Werner

BJ’s Wholesale entered into an employment agreement with Mr. Werner (the “Werner Employment Agreement”) in connection with his previously announced promotion to the office of Executive Vice President, Strategy and Development of the Company and of BJ’s Wholesale, effective as of April 19, 2021.

Mr. Werner’s annual base salary is $530,000, effective as of April 19, 2021.  Pursuant to the terms of the Werner Employment Agreement, if Mr. Werner’s employment is terminated by us without “cause” (as defined in the Werner Employment Agreement), subject to Mr. Werner entering into a binding irrevocable release of claims, he is entitled to receive:  (i) continuation of his base salary for a period of 24 months, payable in such manner and at such times as his base salary was being paid immediately prior to such termination; (ii) health plan benefit continuation payments for up to 24 months, subject to earlier termination in specified instances; and (iii) any amounts he would have been entitled to receive under the Company’s annual incentive compensation plan had the he remained employed by the Company until the end of the fiscal year during which the termination of employment occurs (prorated for the period of active employment during such fiscal year).

The Werner Employment Agreement also provides for certain payments and benefits if Mr. Werner’s employment is terminated due to death or disability.

The Werner Employment Agreement contains non-competition provisions which restrict Mr. Werner from competing with us for a period of 12 months following the termination of her employment.  Mr. Werner has also agreed to employee non-solicitation provisions.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the Eddy Employment Agreement, Felice Employment Agreement and the Werner Employment Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Robert W. Eddy and Wholesale Club, Inc., dated as of May 10, 2021
10.2	Employment Agreement between Laura Felice and Wholesale Club, Inc., dated as of May 10, 2021
10.3	Employment Agreement between William Werner and Wholesale Club, Inc., dated as of May 10, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Senior Vice President, Secretary